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                                                                    Exhibit 23.2


     We hereby consent to the use of our opinion letter dated February 27, 2000 to the Board of Directors of Tritel, Inc. included as Annex E to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 of TeleCorp-Tritel Holding Company relating to the proposed merger of Tritel, Inc. and TeleCorp PCS, Inc., with and into a separate newly formed subsidiary of TeleCorp-Tritel Holding Company, which will, upon consummation of the merger, be renamed TeleCorp PCS, Inc., and to the references to such opinion in such Proxy Statement/Prospectus under the caption "Summary of the Joint Proxy Statement-Prospectus--Opinions of Financial Advisors--Opinion of Tritel's Financial Advisor" and "The Merger--Opinion of Tritel's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                     INCORPORATED

                          /s/ Shariar Mohager
                              -----------------------



June 20, 2000